UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ambac Comments on Canyon’s Preliminary Proxy Statement and Recent Correspondence
Believes attempted greenmail, attacks on our Chairman and CEO, and the withdrawal of unelectable nominees highlight Canyon’s increasingly desperate efforts to push its self-serving agenda
NEW YORK, NY, April 11, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC), a holding company whose subsidiaries, including Ambac Assurance Corporation, provide financial guarantees and other financial services, today issued the following statement in response to the preliminary proxy statement and recent correspondence filed by Canyon Capital Advisors, a hedge fund with large credit exposure to Ambac.
The Canyon carousel of failed attempts to push a self-serving agenda at Ambac keeps spinning. Having withdrawn two of its three director nominees in the face of stockholder opposition to its campaign, Canyon now seeks to replace our Chairman, Jeffrey S. Stein, apparently to deflect attention from the substantial support Mr. Stein, the Board and management have received from Ambac’s stockholders and from Canyon’s shameful effort to step in front of policyholders and stockholders through greenmailing the company.
As previously announced, stockholders owning more than 20% of the common stock of the company have publicly supported Mr. Stein and Ambac’s slate of Board nominees, endorsing their plan to strengthen Ambac’s financial position and paving the way for continued value creation for the benefit of all stakeholders. Canyon, on the other hand, has adopted a campaign of attacks against Mr. Stein and our President and CEO, Nader Tavakoli, in lieu of offering any substantive suggestion for how they would create value from a stockholder perspective or any explanation of how stockholder value would be created if only Canyon’s nominee were running the Board.
Equally reprehensible, in our view, was a recent approach, immediately preceding Canyon’s attack letter of March 28, by a broker offering to sell to Ambac a package of Ambac-insured Residential Mortgage-Backed Securities matching Canyon’s previously publicly disclosed CUSIP numbers and position sizes, at a 17% premium to market value. An attempt we saw as greenmail and immediately rejected out of hand.
We are pleased but unsurprised by Canyon’s decision to abandon its nomination to the Board of Eugene Davis and John Brecker in support of Ambac’s independent and more highly qualified incumbent and newly appointed directors, David Herzog and Ian Haft; yet remain puzzled by Canyon’s continuing efforts to replace Mr. Stein with a nominee who we believe will seek the accelerated liquidation and selective distribution of Ambac assets to creditors. Placing a creditor advocate on the Ambac Board simply makes no sense.
Ambac stockholders are sophisticated, well informed and, we believe, see through Canyon’s efforts for what they are: an aggressive attempt to extract value for their own benefit and to the detriment of stockholders generally.
It’s time for Canyon to bring its baseless, self-serving campaign to an end and let Mr. Stein and Ambac’s management team focus on the business of Ambac and continuing to serve the interests of all stakeholders.
Important Information
Ambac Financial Group, Inc., ("Ambac") has filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") in connection with its 2016 Annual Meeting. Prior to the 2016 Annual Meeting, Ambac will file and provide to its stockholders a definitive proxy statement. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY AMBAC WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ambac at http://ir.ambac.com.
Certain Information Regarding Participants
Ambac, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ambac's stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ambac's preliminary proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 30, 2016.  To the extent holdings of Ambac’s securities by such persons have changed since the amounts printed in the 2016 preliminary proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and, to the extent applicable, will be updated in the definitive proxy statement and other materials to be filed with the SEC in connection with Ambac’s 2016 Annual Meeting. Stockholders may obtain a free copy of the proxy statement and other documents filed by Ambac with the SEC from the sources listed above.
About Ambac
Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222
agoldstein@ambac.com
Source: Ambac Financial Group, Inc.

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